As filed with the Securities and Exchange Commission on December 21, 2001

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JUNIPER NETWORKS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	77-0422528 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

1194 NORTH MATHILDA AVENUE
SUNNYVALE, CA 94089
(ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

PACIFIC BROADBAND COMMUNICATIONS, INC. 2000 STOCK INCENTIVE PLAN
PACIFIC BROADBAND COMMUNICATIONS, INC. 2000 SUB-PLAN
(FULL TITLE OF THE PLANS)

LISA C. BERRY
VICE PRESIDENT, GENERAL COUNSEL
AND SECRETARY
1194 NORTH MATHILDA AVENUE
SUNNYVALE, CA 94089
(408) 745-2000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

CALCULATION OF REGISTRATION FEE

			PROPOSED
		PROPOSED	MAXIMUM
		MAXIMUM	AGGREGATE	AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES	AMOUNT TO BE	OFFERING PRICE	OFFERING	REGISTRATION
TO BE REGISTERED	REGISTERED	PER SHARE	PRICE	FEE

Common Stock, $0.00001 par value per share, to be issued under the Pacific Broadband Communications, Inc. 2000 Stock Incentive Plan	1,114,040 shares	$5.56 (1)	$6,194,062 (1)	$1480

Common Stock, $0.00001 par value per share, to be issued under the Pacific Broadband Communications, Inc. 2000 Sub-Plan	362,902 shares	$5.56 (1)	$2,017,735 (1)	$482

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the price at which the options may be exercised.

         This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Juniper Networks, Inc. hereby incorporates by reference in this registration statement the following documents:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission on March 27, 2001.

2.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 filed with the Securities and Exchange Commission on May 8, 2001.

3.	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the Securities and Exchange Commission on August 6, 2001.

4.	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 filed with the Securities and Exchange Commission on November 1, 2001.

5.	The description of Juniper Networks, Inc. common stock contained in its Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on June 11, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all Securities offered hereby have been sold or which deregisters all Securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock offered hereby has been passed upon for Juniper Networks, Inc. by Lisa C. Berry, Vice President, General Counsel and Secretary of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article EIGHTH of our amended and restated certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

         Article VI of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Juniper Networks if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers’ insurance, if available on reasonable terms.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER	DOCUMENTS

4.1	Pacific Broadband Communications, Inc. 2000 Stock Incentive Plan

4.2	Pacific Broadband Communications, Inc. 2000 Sub-Plan

5.1	Opinion of Lisa C. Berry, Vice President, General Counsel and Secretary

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP, Independent Auditors

24.1	Power of Attorney (see page 4)

ITEM 9. UNDERTAKINGS

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registration pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 21st day of December, 2001.

JUNIPER NETWORKS, INC.

By: /s/ Marcel Gani Marcel Gani Chief Financial Officer

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marcel Gani and Lisa C. Berry, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE	TITLE	DATE

/s/ Scott Kriens Scott Kriens	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 21, 2001

/s/ Marcel Gani Marcel Gani	Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2001

/s/ Pradeep Sindhu Pradeep Sindhu	Chief Technical Officer and Vice Chairman of Board	December 21, 2001

/s/ William R. Hearst III William R. Hearst III	Director	December 21, 2001

/s/ Vinod Khosla Vinod Khosla	Director	December 21, 2001

/s/ C. Richard Kramlich C. Richard Kramlich	Director	December 21, 2001

/s/ Stratton Sclavos Stratton Sclavos	Director	December 21, 2001

/s/ William Stensrud William Stensrud	Director	December 21, 2001

JUNIPER NETWORKS, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DOCUMENTS

4.1	Pacific Broadband Communications, Inc. 2000 Stock Incentive Plan

4.2	Pacific Broadband Communications, Inc. 2000 Sub-Plan

5.1	Opinion of Lisa C. Berry, Vice President, General Counsel and Secretary

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (see page 4)